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                AMTEC NON-COMPETITION AGREEMENT



      THIS AGREEMENT, dated as of the 24th day of May, 1996, between ATC ENVIRONMENTAL INC., a Delaware corporation with its principal place of business at 104 East 25th Street, New York, New York 10010 ("ATC") and AMERICAN TESTING AND ENGINEERING CORPORATION, an Indiana corporation with its principal place of business at 8665 Bash Street, Indianapolis, Indiana 46256-1202 ("Amtec").

      1. Conditions Precedent. Conditions precedent to the commencement and continued existence of this Non-Competition Agreement (this "Agreement") and all terms hereof are: (i) the delivery and closing of an Agreement for Sale and Purchase of Business Assets (the "Asset Purchase Agreement"), each and every Related Agreement referenced in the Asset Purchase Agreement and Bill of Sale and Assignment from Amtec to ATC conveying (or leasing as applicable) to ATC the specific business assets of Amtec and (ii) the actual consummation of such transaction resulting in the acquisition of such Amtec assets by ATC (the "Asset Purchase"). If the Asset Purchase Agreement shall be lawfully terminated or rescinded by any party thereto due to the fault of a party other than ATC, then this Agreement shall likewise terminate.

     2. Term. The term of this Agreement shall commence on the date first set forth above and will continue thereafter for a period of seven (7) years.

      3. Payment. For its performance throughout the full term of the restrictive covenants of Section 4. and the other obligations of this Agreement, ATC will:

           (a) Cash at Closing. Pay Amtec Four Hundred Ninety Thousand and no/100 Dollars ($490,000.00) on the date of execution hereof. This payment will be made by wire transfer to the account of Seller at Bank One, Indianapolis, N.A., routing number 074000010, account number 611612847.

           (b) Anniversary Payment. Pay Amtec One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00) on the first anniversary date of the date of execution of this Agreement. This payment will be made by wire transfer to the account set forth in
     (a).


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      4.   Restrictive Covenants.  Amtec agrees, in consideration
of the payments made by ATC hereunder, to abide strictly by the following covenants. Amtec agrees that for a period of seven (7) years after Closing (one year after the last payment due under the Fixed Asset Lease executed as a Related Agreement), it will not (except for test drilling as now performed by James Mann under the name of "Raleigh Drilling" - Account No. 35-01 for the customers and in the territory now served):

           (a) Non-Competition. Within the regulated zone, either directly or indirectly, perform for hire the same or similar services in which ATC or Amtec are engaged or own, or participate in, be employed by, or serve as a consultant or other agent or contractor to or for any business or enterprise (including any entity consisting of only Gerald D. Mann or members of the Mann family), other than ATC, engaged in the same or similar fields of services as ATC, without the express written consent of ATC. The "regulated zone" means all areas within the fifty states of the United States and all counties in the State of California listed on
     Schedule 4(a) in which Amtec conducts business. The fields in which ATC or Amtec are engaged include (but are not necessarily limited to): asbestos testing, design and consulting; lead testing, design and consulting; environmental assessments and risk assessments; remedial investigations; remedial action consulting, planning and design; soil and groundwater remediation; asbestos and general analytical laboratory services; industrial hygiene consulting; air quality testing, design and consulting; environmental and facilities management software development and distribution; civil and geo-technical engineering; and geo-technical and materials testing.

           (b) Non-Disclosure. Use for its benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than ATC or its affiliates, any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, customers or clients or any other confidential information relating to or dealing with the business operations of ATC, the purchased assets or the business associated with the Asset Purchase.

            (c) Non-Solicitation - Employees. Either directly or indirectly, for itself or any person or entity other than ATC, hire or induce or attempt to influence any employee or former employee of ATC or its affiliates to terminate such employment. An employee of ATC shall be considered a "former employee" for a period of one (1) year following termination of employment with ATC.

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           (d)   Non-Solicitation - Customers.   Within  the
     regulated zone, and, with respect to any customer with whom it has developed a relationship or about whom it acquired knowledge of its needs, preferences, pricing or other information of material competitive value, within any location where that customer is doing business, directly or indirectly on behalf of itself or any third party, make any sales contact with, or solicit or accept business from, any customers of ATC or its affiliates or of Amtec, provided however, that this restriction shall apply only to products or services which are competitive with those of ATC or its affiliates.

           (e) Use of Names. Except for the benefit of ATC and its affiliates, use the name "ATEC Associates, Inc.," "ATEC," any of the other names listed in Section 1.01(a)(6) as conveyed for the exclusive use of ATC, or any customarily utilized portion or abbreviation thereof as a business name, either alone or in conjunction with other words or represent to any potential client that they are the "old" or "real" ATEC.

      5. Definitions. Except as otherwise defined in this Agreement or as the context otherwise plainly requires, terms used herein shall have the same meaning as in the Asset Purchase Agreement. Undefined terms shall have their ordinary meaning. The term "participate in" means "directly or indirectly, for its own benefit or for, with, or through any other person or entity, own manage, operate, control, loan money to, or participate in the ownership (except as a non-controlling owner of less than 5% of the stock of a publicly-held corporation), management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." The term "participate in" does not include the interest of Gerald D. Mann or members of the Mann family or Amtec in the WATEC limited partnership which is governed by the WATEC Non-Competition Agreement executed on this date.

      6. Reasonable and Necessary. Amtec agrees that the provisions of this Agreement are reasonable in scope and duration and are necessary to protect the bona fide confidential business information purchased by ATC from Amtec and to protect the value of the Purchased Assets, the associated good will and ATC's interest therein. Amtec agrees that it has either had offices or has actively and substantially performed services throughout the entire United States and that this area is therefore a necessary and reasonable coverage area. Amtec expressly agrees that the customer names and other customer and business information purchased by ATC from Amtec is proprietary, and it agrees that a breach of any of these provisions will cause irreparable harm for which money damages alone will not be sufficient compensation and that ATC

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shall  have  available to it, in addition to any  other  remedies available by law, equitable remedies, including the remedy of injunction, to enjoin the breach or threatened breach of the provisions of this paragraph 6.

      7. Non-Assignability. Amtec shall not let, transfer, or assign, voluntarily or by operation of law, or otherwise, this Agreement or any part thereof, or any amounts due or to become due hereunder, without the prior written consent of ATC.

     8. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all memoranda or existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     9. Dispute Resolution. All disputes hereunder between the parties shall be resolved in accordance with Section 10.15 of the Asset Purchase Agreement.

      WHEREFORE, the parties have executed this Agreement on the date first set forth above.


ATC ENVIRONMENTAL INC.             AMERICAN TESTING AND
                                   ENGINEERING CORPORATION


By: /s/ Nicholas J. Malino         By: /s/ Gerald D. Mann
   --------------------------         --------------------------
   Nicholas Malino,                   Gerald D. Mann,
   Senior Vice President              President

           ATC                             Amtec




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